EXHIBIT (8e)(i)

PARTICIPATION AGREEMENT

AMENDMENT NO. 2

December 31, 2003

This Agreement, made and entered into as of the 1st day of April, 2002 and amended on September 30, 2002 and December 31, 2003 (the "Agreement") by and among SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a life insurance company organized as a corporation under the laws of the State of Delaware, on its own behalf and on behalf of the separate account of the Company set forth on Schedule D hereto as may be amended from time to time (such account hereinafter referred to as the "Account"), LIBERTY VARIABLE INVESTMENT TRUST (hereinafter the "Trust"), a Massachusetts business trust, and LIBERTY FUNDS DISTRIBUTOR, INC. (hereinafter the "Underwriter"), a Massachusetts corporation, is hereby amended as follows:

1. Schedule B, Schedule C, Schedule D and Schedule E are hereby deleted in their entirety and replaced with the following:

Schedule B

Accounts of the Company

1.	Name:	Sun Life of Canada U.S. Variable Account F
	Date Established:	July 13, 1989
	SEC Registration Number:	811-05846

2.	Name:	Variable Account A
	Date Established:	January 30, 1996
	SEC Registration Number:	811-7543

3.	Name:	KMA Variable Account
	Date Established:	January 9, 1980
	SEC Registration Number:	811-2990

4.	Name:	Keyport Variable Account I
	Date Established:	September 2, 1982
	SEC Registration Number:	811-3930

Schedule C

Available Portfolios and Classes of Shares of the Trust

Liberty Variable Investment Trust

Colonial Small Cap Value Fund, Variable Series Class A

Colonial Small Cap Value Fund, Variable Series Class B

Colonial Strategic Income Fund, Variable Series Class A

Colonial Strategic Income Fund, Variable Series Class B

Columbia High Yield Fund, Variable Series Class A

Columbia High Yield Fund, Variable Series Class B

Columbia International Fund, Variable Series Class A

Columbia International Fund, Variable Series Class B

Columbia Real Estate Equity Fund, Variable Series Class A

Columbia Real Estate Equity Fund, Variable Series Class B

Liberty Growth & Income Fund, Variable Series Class A

Liberty Growth & Income Fund, Variable Series Class B

Liberty All-Star Equity Fund, Variable Series Class A

Liberty All-Star Equity Fund, Variable Series Class B

Liberty Select Value Fund, Variable Series Class B

Liberty S&P 500 Index Fund, Variable Series Class B

Newport Tiger Fund, Variable Series Class A

Newport Tiger Fund, Variable Series Class B

Schedule D

Contracts of the Company
	Contract 1	Contract 2	Contract 3	Contract 4
Contract/Product Name	All-Star	All-Star Traditions	All-Star Freedom	All-Star Extra
Registered	Yes	Yes	Yes	Yes
SEC Registration Number	333-74844	333-83516	333-83364	333-83362
Representative Form Numbers	RFFII-IND-MVA-02	RCHII-IND-MVA-02	FIIII-IND-MVA-02	FAII-IND-MVA-02
Separate Account Name/Date Established	Sun Life of Canada U.S. Variable Account F July 13, 1989	Sun Life of Canada U.S. Variable Account F July 13, 1989	Sun Life of Canada U.S. Variable Account F July 13, 1989	Sun Life of Canada U.S. Variable Account F July 13, 1989
SEC Registration Number	811-05846	811-05846	811-05846	811-05846
	Contract 5	Contract 6	Contract 7	Contract 8
Contract/Product Name	Keyport Advisor Charter Keyport Charter	Keyport Advisor Keyport Advisor Vista Keyport Vista	Keyport Advisor Optima Keyport Optima	Keyport Latitude
Registered	Yes	Yes	Yes	Yes
SEC Registration Number	333-75729	333-1043	333-75747	333-43706
Representative Form Numbers	DVA(1)/CERT DVA(1)/IND DVA(1)	DVA(1)/CERT DVA(1)/IND DVA(1)	DVA(1)/CERT DVA(1)/IND DVA(1)	BVA(1)/CERT BVA(1)/IND BVA(1)
Separate Account Name/Date Established	Keyport Variable Account A January 30, 1996	Keyport Variable Account A January 30, 1996	Keyport Variable Account A January 30, 1996	Keyport Variable Account A January 30, 1996
SEC Registration Number	811-07543	811-07543	811-07543	811-07543
	Contract 9	Contract 10	Contract 11	Contract 12
Contract/Product Name	Stein Roe Variable Annuity	Preferred Advisor KeyFlex Flex I Flex II	KeyLife	Variable Immediate Annuity
Registered	Yes	Yes	Yes	Yes
SEC Registration Number	333-84701	002-66388	002-98384	333-56306
Representative Form Numbers	DVA(2)/SR	FLEX-I FLEX-II FLEX(4) VA-1-81	VLI(85)	VIA(1)/CERT VIA(1)/IND VIA(1)
Separate Account Name/Date Established	Keyport Variable Account A January 30, 1996	KMA Variable Account January 9, 1980	Keyport Variable Account I September 2, 1982	Keyport Variable Account A January 30, 1996
SEC Registration Number	811-07543	811-02990	811-03930	811-07543

Schedule E

Rule 12b-1 Plans

Compensation Schedule

Each Portfolio named below shall pay the following amounts pursuant to the terms and conditions referenced below under its Class B Rule 12b-1 Distribution Plan, stated as a percentage per year of Class B's average daily net assets represented by shares of Class B.
Portfolio Name	Maximum Annual Payment Rate

Colonial Small Cap Value Fund, Variable Series Class B	0.25%
Colonial Strategic Income Fund, Variable Series Class B	0.25%
Columbia High Yield Fund, Variable Series Class B	0.25%
Columbia International Fund, Variable Series Class B	0.25%
Columbia Real Estate Equity Fund, Variable Series Class B	0.25%
Liberty Growth & Income Fund, Variable Series Class B	0.25%
Liberty All-Star Equity Fund, Variable Series Class B	0.25%
Liberty Select Value Fund, Variable Series Class B	0.25%
Liberty S&P 500 Index Fund, Variable Series Class B	0.25%
Newport Tiger Fund, Variable Series Class B	0.25%

Agreement Provisions

If the Company, on behalf of any Account, purchases Trust Portfolio shares ("Eligible Shares") which are subject to a Rule 12b-1 plan adopted under the 1940 Act (the "Plan"), the Company may participate in the Plan.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust.

The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule E, in the event of any inconsistency.

You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.

IN WITNESS WHEREOF, each of the parties have caused their duly authorized officers to execute this Agreement.

The Company:	Sun Life Assurance Company of Canada (U.S.)

By: ____________________________________
Name: Edward M. Shea
Title: Assistant Vice President and Senior Counsel

By: ____________________________________
Name: Philip K. Polkinghorn
Title: Vice President, Annuities Division

The Trust:	Liberty Variable Investment Trust

By: ____________________________________
Name:
Title:

The Underwriter:	Liberty Funds Distributor, Inc.

By: ____________________________________
Name:
Title: